                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.



IT IS HEREBY CERTIFIED THAT:

     1. The present name of the corporation is North American Technologies Group, Inc. (the "Corporation"). The Corporation was originally incorporated under the name of "Mail Boxes Coast to Coast, Inc." on December 24, 1986. A Certificate of Merger was filed on January 16, 1987 merging "Mail Boxes Coast to Coast, Inc.", a California corporation with and into the Corporation. Certificates of Amendment were filed on August 10, 1992, January 29, 1993 and June 27, 1996. A Certificate of Correction was filed on December 9, 1992.

     2. The Certificate of Incorporation of the Corporation as heretofore amended is hereby restated and integrated in its entirety by striking out Articles First through Eleventh thereof and by substituting in lieu thereof new Articles First through Tenth which are set forth hereinafter in this Restated Certificate of Incorporation, as heretofore amended, and are hereby restated and integrated into the single instrument which is hereinafter set forth and which is titled the "Restated Certificate of Incorporation of North American Technologies Group, Inc." This restatement of the Certificate of Incorporation does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended and there is no discrepancy between the provisions contained therein and the provisions of this restatement.

     3. The restatement of the Certificate of Incorporation of the Corporation certified to herein has been duly adopted pursuant to the resolutions of the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f) and 245 of the General Corporation Law of the State of Delaware. The facts set forth are certified to be true and correct.

     4. This Restated Certificate of Incorporation shall become effective upon the filing hereof with the Secretary of State of the State of Delaware.

     5. The Certificate of Incorporation of the Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorporation read as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.


                                   ARTICLE I

     The name of the Corporation is North American Technologies Group, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Guarantee and Trust Company, 11th Floor, Rodney North, Wilmington, Delaware 19801.

                                  ARTICLE III

     The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, par value $.001 per share, and ten million (10,000,000) shares of preferred stock, par value $.001 (the "Preferred Stock"), of which 50 shares are designated as Series E Convertible Preferred Stock and 150,000 shares are designated as Cumulative Convertible Preferred Stock, Series F, with the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations and restrictions as set forth on Attachments A and B, respectively.

     The Board of Directors of the Corporation is hereby authorized to issue by resolution, from time to time, undesignated shares of Preferred Stock in any one or more series and to fix the number of shares in each series and the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon, including, without limitation, any of the following: (i) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (iii) provisions relating to the right to receive dividends, including, without limitation, participation in dividends with shares of any other class or series of capital stock of the Corporation and/or preferential dividends, the rate of such dividends, whether such dividends shall be cumulative or noncumulative and the conditions upon which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of the Corporation; and (v) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof into, or the exchange thereof for shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

                                   ARTICLE V

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as they case may be, and also on the Corporation.

                                   ARTICLE VI

     The original By-Laws shall be adopted by the Incorporator of the Corporation. Thereafter, the Board of Directors or the stockholders may make, amend or repeal By-Laws in such manner as may be by law or therein provided, but any By-Law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

                                  ARTICLE  VII

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE  VIII

     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service as or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against he Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered by the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation.

Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE IX


          (a) Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three class, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring as the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

     (b) Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors than in office, even though less then a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (c) Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, adopt any provisions inconsistent with or repeal this Article IX.

                                   ARTICLE X


     Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of two-thirds of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.

          IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THIS RESTATED CERTIFICATE OF INCORPORATION TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICERS, THIS 12TH DAY OF AUGUST, 1996.


/s/ DAVID M. DANIELS                    /s/ TIM B. TARRILLION
- ---------------------------------       -------------------------------------
SECRETARY                               PRESIDENT